UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 19, 2022

Hippo Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Forest Avenue
Palo Alto, California 94301
650 294-8463
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Warrants to purchase common stock	HIPO.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On September 19, 2022, Hippo Holdings Inc. (the “Company” or “Hippo”) issued a press release announcing that its Board of Directors (the “Board”) has approved a 1-for-25 reverse stock split and a corresponding reduction in authorized shares of capital stock.
Such reverse stock split and corresponding authorized share reduction is expected to be effected on September 29, 2022, with shares to begin trading on a split-adjusted basis at market open on September 30, 2022. In connection with the reverse stock split, every 25 shares of Hippo common stock issued and outstanding as of the effective date will be automatically converted into one share of Hippo common stock. The Company’s stockholders will be entitled to receive cash in lieu of any fractional shares they would otherwise be entitled to receive in the reverse stock split.
A copy of the press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated September 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 19, 2022

HIPPO HOLDINGS, INC.

By:	/s/ STEWART ELLIS
Stewart Ellis
Chief Financial Officer